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                                                                   EXHIBIT 10.41

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
                        5350 Lakeview Parkway Drive South
                           Indianapolis, Indiana 46268

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                                February 9, 2004

Thomas L. Carter
Championship Auto Racing Teams, Inc.
5350 Lakeview Parkway Drive South
Indianapolis, Indiana 46268

Dear Tom:

         The purpose of this letter is to confirm our understanding with respect to your continued employment as the Chief Financial Officer of Championship Auto Racing Teams, Inc. ("Championship"). This letter will supersede the agreement between Championship and you, dated March 16, 2001, and that prior agreement shall be extinguished and shall be void and of no force and effect. The following is the offer of Championship:

         1. Position. Chief Financial Officer, Vice President of Finance, Chief Accounting Officer, and Treasurer (and such other positions with Championship or CART, Inc. as mutually agreed upon).

         2. Salary. Your salary of $210,000 will be continued to be paid to you in accordance with an agreed-upon schedule through December 31, 2004.

         3. Term. Commencing with the date of this letter and terminating on the earlier of (i) December 31, 2004; (ii) a determination by Championship for any reason, or for no reason; or (iii) the dissolution of Championship, or a final adjudication of bankruptcy of Championship, or (iv) termination for cause as defined herein.

         4. Fringe Benefits. You shall participate in such Championship benefit plans as are agreed to with Championship, including, without limitation, medical, dental, life and disability insurance plans, which will be either a continuation of Championship's current plans or new, comparable plans. You shall receive a $600 per month to reimburse you for use of an automobile and insurance and maintenance with respect thereto.

         5. Vacation. You will be entitled to four (4) weeks of vacation during 2004.

         6. Expense Reimbursement. Championship will reimburse you for all reasonably, ordinary, and necessary travel entertainment and other expenses incurred by you in connection with your services for Championship in accordance with policies to be determined between Championship and yourself.

         7. Termination for Cause. For purposes of this agreement, termination for "cause" means termination of your employment by Championship by reason of your dishonesty

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Thomas L. Carter
Page 2

or fraud, gross negligence in the performance of your duties, a material breach of this agreement, intentional engagement in acts seriously detrimental to Championship's operations, or conviction of a felony involving moral turpitude, provided, however, that you must receive written notice of the performance deficiencies and given at least ten (10) business days to correct the deficiencies.

         8. Payments from CART, Inc. To the extent that you receive any payments related to your employment from CART, Inc., or Championship receives any reimbursement for services that you are providing to CART, Inc., such amounts will be property of Championship and you will have no claim to those amounts.

         9. Payment on Termination. Unless you are terminated for cause, upon termination for any reason, Championship will pay you the remainder of your salary through December 31, 2004 and the fringe benefits and expense reimbursements through December 31, 2004. In the event that Championship declares bankruptcy or completes its insolvency, the salary and benefits will be prepaid not less than forty-eight (48) hours prior to taking such action.

         10. Entire Agreement: Modifications. This agreement represents the entire understanding between the parties with respect to the subject matter of this agreement and supersedes any and all prior and contemporaneous understandings, agreements, plans and negotiations, whether written or oral with respect to the subject matter hereof, including, without limitation, any understandings, agreements, or obligations with respect to any past or future compensation, bonuses, reimbursements, or other payments to you, including those set forth in any prior employment agreement or arrangement. All modifications to this agreement must be in writing signed by Championship and you.

                  If this proposal is acceptable to you, please sign a copy of this letter agreement and return it to me at your earliest convenience.

                                    Sincerely yours,

                                    CHAMPIONSHIP AUTO RACING TEAMS, INC.

                                    /s/ Christopher R. Pook
                                    --------------------------------------------
                                    By: Christopher R. Pook,
                                        Chief Executive Officer

Accepted and Agreed to this 9th day of February, 2004

/s/ Thomas L. Carter
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Thomas L. Carter